Exhibit 99.1

ZixCorp Reports Third Quarter and Nine Month 2016 Financial Results

Strong Renewals Drive Record Revenue and Backlog

DALLAS — October 25, 2016 — Zix Corporation (ZixCorp) (NASDAQ: ZIXI), a leader in email data protection, today announced financial results for the third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 9% to a record $15.3 million

•	New first year orders decreased 31% to $1.9 million

•	Total quarterly orders increased 13% to $16.5 million

•	Ending backlog increased 10% to a record $81.6 million

•	Annual contract value increased 9% to a record $60.2 million

•	Cash flow generated from operations decreased by $1.0 million to $5.7 million

Record revenue for the quarter was driven by the addition of recurring revenue from new customer contracts and strong revenue retention. GAAP fully diluted earnings per share decreased 1% to $0.03 compared to the same quarter of 2015. Non-GAAP fully diluted earnings per share increased 3% to $0.07 compared to the year-ago quarter. Cash and cash equivalents at quarter-end totaled $24.8 million compared to $20.7 million at the end of the quarter ended June 30, 2016.

Longer-term, the company is focused on driving profitable growth through its seven key growth pillars, which include: securing new customers, nurturing OEM partnerships, expanding the number of licenses within its installed base, upselling additional products to existing customers, increasing renewal rates, investing in its core email encryption solutions, and exploring adjacent and English-speaking international markets.

Management Commentary

“Our financial performance for the third quarter was strong in terms of revenue, earnings and renewals. We demonstrated meaningful progress across our seven key growth pillars, including enhancing our hosted solutions to meet evolving customer needs and entering a new international market: South Africa,” said David Wagner, ZixCorp’s Chief Executive Officer. “Our progress going forward will be shaped by our ability to continue executing on these pillars, especially accelerating the momentum of our core business, while driving stronger execution with our OEM partners, exploring adjacent market opportunities in email data protection and moving faster to capitalize on international market opportunities. The team and I are enthusiastic about the growth opportunities for Zix.”

ZixCorp’s Chief Financial Officer David Rockvam added, “In the third quarter, we were able to generate double-digit growth in our total orders and were able to maintain our renewal rate of more than 90%, despite New First Year Orders being lower than expected. Looking beyond our numbers for the quarter, we have been able to grow revenue by more than 10% during the first nine months of the year. These results and our current pipeline of business give us confidence that we will achieve our financial guidance for 2016 and be well-positioned for continued growth going into 2017.”

Third Quarter 2016 Operational Highlights

•	Partnered with LAWtrust, a specialist security solutions provider, to enter the South African email encryption market

•	Enabled Guardian Mortgage to protect sensitive consumer data in email with Zix Email Encryption, ZixInsight and ZixOne

•	Enhanced hosted email encryption solutions to expand user adoption, increase superior ease of use and strengthen customer security and confidence in ZixCorp

Third Quarter 2016 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q3 2016	Q3 2015	Change (1)
Revenue	$15.3	$14.0	9.3%
GAAP Gross Profit	$12.7	$11.6	9.3%
GAAP Net Income	$1.8	$1.9	(8.2)%
GAAP Net Income Per Share – Diluted	$0.03	$0.03	(0.7)%
EBITDA (2)	$3.2	$3.8	(16.0)%
EBITDA Margin	20.8%	27.1%	(6.3	) pts
Non-GAAP Adjusted Gross Profit (3)	$12.7	$11.6	9.4%
Non-GAAP Adjusted Net Income (3)	$3.6	$3.8	(4.5)%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.07	$0.07	3.2%
Adjusted EBITDA (3)	$4.3	$4.5	(4.8)%
Adjusted EBITDA Margin	28.1%	32.3%	(4.1	) pts
New First Year Orders	$1.9	$2.7	(30.6)%
Total Orders	$16.5	$14.7	12.6%
Backlog (4)	$81.6	$74.3	9.9%

Fiscal Nine Months 2016 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	YTD 2016	YTD 2015	Change (1)
Revenue	$44.6	$40.4	10.4%
GAAP Gross Profit	$36.7	$33.3	10.3%
GAAP Net Income	$3.9	$4.2	(7.6)%
GAAP Net Income Per Share – Diluted	$0.07	$0.07	(2.3)%
EBITDA (2)	$7.8	$8.5	(7.8)%
EBITDA Margin	17.5%	21.0%	(3.5	) pts
Non-GAAP Adjusted Gross Profit (3)	$36.9	$33.5	10.3%
Non-GAAP Adjusted Net Income (3)	$10.3	$8.3	24.3%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.19	$0.14	31.3%
Adjusted EBITDA (3)	$12.3	$10.4	19.1%
Adjusted EBITDA Margin	27.7%	25.6%	2.0	pts
New First Year Orders	$6.8	$7.2	(6.0)%
Total Orders	$52.7	$46.4	13.6%

(1)	Changes are based on actuals versus numbers shown in the columns, which may reflect rounding
(2)	Adjusted earnings before interest, taxes, depreciation and amortization
(3)	A reconciliation of GAAP to non-GAAP adjusted results is included in this press release and available on our investor relations Web page at http://investor.zixcorp.com
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For the fourth quarter 2016, the company forecasts revenue to range between $15.5 million and $15.6 million, representing an increase of 8% to 9% year-over-year. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.02 and $0.03 and fully diluted adjusted earnings per share to be $0.06 for the fourth quarter 2016.

For all of fiscal 2016, the company anticipates revenue to range between $60.1 million and $60.2 million, representing an increase of 10% compared to fiscal 2015. The company forecasts fully diluted GAAP earnings per share to be between $0.05 and $0.09 and is increasing the full year forecast of fully diluted adjusted earnings per share to $0.25 for fiscal 2016.

Conference Call Information

Management will discuss these financial results and outlook on a conference call on Tuesday, October 25, 2016, at 5 p.m. ET (2 p.m. PT).

A live webcast of the conference call will be available in the investor section of ZixCorp’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 92807036. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 92807036. An archive of the webcast will also be available in the investor section of the company’s website here.

About ZixCorp

ZixCorp is a trusted leader in email data protection. ZixCorp offers industry-leading email encryption, a unique email data loss prevention (DLP) solution, and an innovative bring your own device (BYOD) email solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy-to-use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

ZixCorp Company Contact	ZixCorp Investor Contact
Taylor Johnson	Matt Glover and Najim Mostamand
(214) 370-2134	Liolios Group, Inc.
tjohnson@zixcorp.com	(949) 574-3860
ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new ZixCorp solutions and how privacy and data security laws may affect demand for ZixCorp email data protection solutions. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016 (unaudited)	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$24,772,000	$28,664,000
Receivables, net	1,155,000	498,000
Prepaid and other current assets	2,451,000	2,908,000

Total current assets	28,378,000	32,070,000
Property and equipment, net	4,220,000	4,143,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	47,053,000	48,912,000

Total assets	$81,812,000	$87,286,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,651,000	$5,067,000
Deferred revenue	27,347,000	23,182,000

Total current liabilities	31,998,000	28,249,000
Long-term liabilities:
Deferred revenue	1,558,000	839,000
Deferred rent	1,395,000	1,426,000

Total long-term liabilities	2,953,000	2,265,000

Total liabilities	34,951,000	30,514,000
Total stockholders’ equity	46,861,000	56,772,000

Total liabilities and stockholders’ equity	$81,812,000	$87,286,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$15,308,000	$14,011,000	$44,566,000	$40,386,000
Cost of revenue	2,652,000	2,429,000	7,824,000	7,071,000

Gross profit	12,656,000	11,582,000	36,742,000	33,315,000
Operating expenses:
Research and development	2,619,000	2,044,000	7,118,000	6,243,000
Selling, general and administrative	7,484,000	6,420,000	23,656,000	20,381,000

Total operating expenses	10,103,000	8,464,000	30,774,000	26,624,000

Operating income	2,553,000	3,118,000	5,968,000	6,691,000
Operating margin	17%	22%	13%	17%
Other income, net	74,000	110,000	183,000	162,000
Income before income taxes	2,627,000	3,228,000	6,151,000	6,853,000
Income tax expense	(858,000)	(1,301,000)	(2,252,000)	(2,635,000)

Net income	$1,769,000	$1,927,000	$3,899,000	$4,218,000

Basic income per common share:	$0.03	$0.03	$0.07	$0.07

Diluted income per common share:	$0.03	$0.03	$0.07	$0.07

Shares used in per share calculation—basic	52,717,544	56,517,278	54,157,050	56,719,942

Shares used in per share calculation—diluted	53,262,075	57,590,136	54,699,207	57,786,463

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net income	$3,899,000	$4,218,000
Non-cash items in net income	5,053,000	4,958,000
Changes in operating assets and liabilities	4,272,000	2,977,000

Net cash provided by operating activities	13,224,000	12,153,000
Investing activities:
Purchases of property and equipment	(1,772,000)	(1,747,000)

Net cash used in investing activities	(1,772,000)	(1,747,000)
Financing activities:
Proceeds from exercise of stock options	155,000	4,328,000
Purchase of Treasury Stock	(15,499,000)	(12,361,000)

Net cash used in financing activities	(15,344,000)	(8,033,000)

Increase (Decrease) in cash and cash equivalents	(3,892,000)	2,373,000
Cash and cash equivalents, beginning of period	28,664,000	21,685,000

Cash and cash equivalents, end of period	$24,772,000	$24,058,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended September 30,		Nine Months Ended September 30,
			2016	2015	2016	2015
Revenue:
GAAP revenue			$15,308,000	$14,011,000	$44,566,000	$40,386,000

Cost of revenue
GAAP cost of revenue			$2,652,000	$2,429,000	$7,824,000	$7,071,000
Stock-based compensation charges (1)	(A	)	(55,000)	(38,000)	(171,000)	(136,000)

Non-GAAP adjusted cost of revenue			$2,597,000	$2,391,000	$7,653,000	$6,935,000

Gross profit:
GAAP gross profit			$12,656,000	$11,582,000	$36,742,000	$33,315,000
Stock-based compensation charges (1)	(A	)	55,000	38,000	171,000	136,000

Non-GAAP adjusted gross profit			$12,711,000	$11,620,000	$36,913,000	$33,451,000

Research and development expense
GAAP research and development expense			$2,619,000	$2,044,000	$7,118,000	$6,243,000
Stock-based compensation charges (1)	(A	)	(63,000)	(57,000)	(215,000)	(184,000)

Non-GAAP adjusted research and development expense			$2,556,000	$1,987,000	$6,903,000	$6,059,000

Selling and marketing expense
GAAP selling and marketing expense			$4,705,000	$4,158,000	$14,197,000	$13,811,000
Stock-based compensation charges (1)	(A	)	(156,000)	(113,000)	(460,000)	(387,000)

Non-GAAP adjusted selling and marketing expense			$4,549,000	$4,045,000	$13,737,000	$13,424,000

General and administrative expense
GAAP general and administrative expense			$2,779,000	$2,262,000	$9,459,000	$6,570,000
Stock-based compensation charges (1)	(A	)	(177,000)	(130,000)	(687,000)	(464,000)
Strategic consulting and litigation costs (2)	(B	)	(664,000)	(387,000)	(2,636,000)	(716,000)
Executive separation payment (3)	(C	)	—	—	(358,000)	—

Non-GAAP adjusted general and administrative expense			$1,938,000	$1,745,000	$5,778,000	$5,390,000

Operating income:
GAAP operating income			$2,553,000	$3,118,000	$5,968,000	$6,691,000
Stock-based compensation charges (1)	(A	)	451,000	338,000	1,533,000	1,171,000
Strategic consulting and litigation costs (2)	(B	)	664,000	387,000	2,636,000	716,000
Executive separation payment (3)	(C	)	—	—	358,000	—

Non-GAAP adjusted operating income			$3,668,000	$3,843,000	$10,495,000	$8,578,000

Adjusted Operating Margin			24.0%	27.4%	23.5%	21.2%
Net income:
GAAP net income			$1,769,000	$1,927,000	$3,899,000	$4,218,000
Stock-based compensation charges (1)	(A	)	451,000	338,000	1,533,000	1,171,000
Strategic consulting and litigation costs (2)	(B	)	664,000	387,000	2,636,000	716,000
Executive separation payment (3)	(C	)	—	—	358,000	—
Income tax impact	(D	)	713,000	1,116,000	1,859,000	2,170,000

Non-GAAP adjusted net income			$3,597,000	$3,768,000	$10,285,000	$8,275,000

Diluted net income per common share:
GAAP net income			$0.03	$0.03	$0.07	$0.07
Adjustments per share	(A-D	)	$0.04	$0.04	$0.12	$0.07

Non-GAAP adjusted net income			$0.07	$0.07	$0.19	$0.14

Shares used to compute Non-GAAP adjusted net income per share—diluted			53,262,075	57,590,136	54,699,207	57,786,463

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(E	)
Net income			$1,769,000	$1,927,000	$3,899,000	$4,218,000
Income tax provision			858,000	1,301,000	2,252,000	2,635,000
Depreciation expense			562,000	567,000	1,660,000	1,619,000

EBITDA			3,189,000	3,795,000	7,811,000	8,472,000
Adjustments:
Share-based compensation expense	(A	)	451,000	338,000	1,533,000	1,171,000
Strategic consulting and litigation costs (2)	(B	)	664,000	387,000	2,636,000	716,000
Executive separation payment (3)	(C	)	—	—	358,000	—

Adjusted EBITDA			$4,304,000	$4,520,000	$12,338,000	$10,359,000

Adjusted EBITDA margin			28.1%	32.3%	27.7%	25.6%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$55,000	$38,000	$171,000	$136,000
Research and development			63,000	57,000	215,000	184,000
Selling and marketing			156,000	113,000	460,000	387,000
General and administrative			177,000	130,000	687,000	464,000

			$451,000	$338,000	$1,533,000	$1,171,000

(2) Strategic consulting and litigation costs are included as follows:
General and administrative			664,000	387,000	2,636,000	716,000

			$664,000	$387,000	$2,636,000	$716,000

(3) Executive separation payment is included as follows:
General and administrative			—	—	358,000	—

			$—	$—	$358,000	$—

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW Three Months Ended December 31,	HIGH Three Months Ended December 31,	LOW Twelve Months Ended December 31,	HIGH Twelve Months Ended December 31,
	2016	2016	2016	2016
Revenue:
GAAP revenue	$15,500,000	$15,600,000	$60,100,000	$60,200,000

Diluted net income per common share:
GAAP net income	$0.02	$0.03	$0.09	$0.10
Stock-based compensation charges	$0.01	$0.01	$0.04	$0.04
Strategic consulting and litigation costs	$0.02	$0.01	$0.06	$0.05
Executive separation payment	$—	$—	$0.01	$0.01
Income tax impact	$0.01	$0.01	$0.05	$0.05

Non-GAAP adjusted net income	$0.06	$0.06	$0.25	$0.25

Shares used to compute Non-GAAP adjusted net income per share—diluted	53,442,638	53,442,638	54,383,186	54,383,186

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (D) below for further information on the current quarter’s reconciling items.

Items (A) through (E) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (E).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Executive separation payment relating to CFO employment termination benefits agreement. See item (3) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(E) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.